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                                  EXHIBIT 10.5

                 AMENDMENT NO. 1 TO ASSET ACQUISITION AGREEMENT

      This Amendment No. 1 to Asset Acquisition Agreement, dated as of November 21, 2005 ("AMENDMENT NO. 1"), by and among GLOBAL FOOD TECH, INC., (formerly, Global Food Technologies, Inc.) a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "GFT"), SOLVIS GROUP, INC., a corporation organized and existing under the laws of the State of Nevada (hereinafter referred to as "SOLVIS") and GLOBAL FOOD TECHNOLOGIES, INC., (formerly, Boulevard Acquisition Corporation), a corporation organized and existing under the laws of the State of Delaware, (hereinafter referred to as "BOULEVARD").

      WHEREAS, the parties hereto have entered into that certain Asset Acquisition Agreement, dated as of August 19, 2005, (the "Asset Acquisition Agreement") pursuant to which Boulevard has acquired substantially all of the assets and liabilities of GFT (the "TRANSACTION");

      WHEREAS, the parties hereto desire to amend the Asset Acquisition Agreement to modify the provisions of Section 1.02(i) thereof relating to the purchase price of the Acquired Assets (as such term is defined in the Asset Acquisition Agreement");

      WHEREAS, subsequent to the Transaction, GFT changed its name from "Global Food Technologies, Inc." to "Global Food Tech, Inc."; and

      WHEREAS, subsequent to the Transaction, Boulevard changed its name from "Boulevard Acquisition Corporation" to "Global Food Technologies, Inc.".

   NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and modify Section 1.02(i) of Asset Acquisition Agreement as follows:

SECTION 1. DEFINED TERMS. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Asset Acquisition Agreement.

SECTION 2. AMENDMENT OF ASSET ACQUISITION AGREEMENT. The parties hereby agree that Section 1.02(i) of the Asset Acquisition Agreement is deleted in its entirety, and the following is substituted in replacement thereof:

            "(i) issue and deliver to GFT sixty eight million, eight hundred thirty-one thousand, seventy-nine (68,831,079) shares of Boulevard common stock (the "PAYMENT SHARES"), based upon the number of shares of Boulevard stock issued and outstanding as of the date of this Agreement;"

SECTION 3. OTHER ASSET ACQUISITION AGREEMENT PROVISIONS. Except as otherwise expressly provided in this Amendment No. 1, the provisions of the Asset Acquisition Agreement remain in full force and effect.

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SECTION 4. OTHER ACTIONS NECESSARY. At the reasonable request of one of the parties hereto, the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Amendment No. 1.

SECTION 5. BINDING EFFECT. This Amendment No. 1 shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

SECTION 6. AMENDMENTS, CHANGES AND MODIFICATIONS. This Amendment No. 1 may not be amended, changed, modified, altered or terminated without the prior written consent of all of the parties hereto.

SECTION 7. EXECUTION OF COUNTERPARTS. This Amendment No. 1 may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the day and year first above written.

GLOBAL FOOD
TECHNOLOGIES, INC.

By: /s/ Stephen J. Fryer
    -------------------------
    Stephen J. Fryer
    President

GLOBAL FOOD TECH, INC.

By: /s/ Keith Meeks
    -------------------------
    Keith Meeks
    President

SOLVIS GROUP, INC.

By: /s/ Brian Bonar
    -------------------------
    Brian Bonar
    President